FOR IMMEDIATE RELEASE

Imagis Technologies Proposes Acquisition of Briyante Software Corp.

Acquisition would provide Imagis with Briyante's Justice Information Server technology to facilitate law enforcement, public safety, and homeland security information sharing

VANCOUVER, CANADA, December 9, 2002 -- Imagis Technologies Inc. ("Imagis") (OTCBB:IGSTF; TSX-VEN:NAB; Germany:IGY), a leading developer of law enforcement software and biometric systems using advanced facial and image recognition technology, and Briyante Software Corp. ("Briyante") (TSX-VEN:BSC) announced today that the two companies have signed a Letter of Agreement ("Letter of Agreement") whereby Imagis proposes to acquire all issued and outstanding shares of Briyante in consideration for Common Shares of Imagis. Under the terms of the Letter of Agreement, Imagis proposes to offer Briyante shareholders one (1) Common Share of Imagis for each 3.5 Common Shares of Briyante that they hold (the "Exchange Ratio"). The calculation of the Exchange Ratio was done on the basis of Imagis having 19,375,875 Common Shares outstanding (24,179,919 on a fully diluted basis) and Briyante having 10,684,504 Common Shares outstanding (12,557,004 on a fully diluted basis).

The complete agreement for the acquisition will be documented by a definitive agreement ("Definitive Agreement") that is to be negotiated and which will contain the usual representations and warranties for similar transactions. Imagis and Briyante intend to complete the Acquisition pursuant to a plan of arrangement to be adopted under the Company Act (British Columbia) by the shareholders of Briyante. The completion of the Acquisition is subject to a number of customary conditions, including the entering into of the Definitive Agreement as well as regulatory and shareholder approval. Closing of the Acquisition is expected to occur by the end of the first quarter of 2003.

Briyante is a developer and marketer of information sharing solutions and custom software applications, including their patent-pending Justice Integration Server (JIS). The JIS solution uses Microsoft® .NET architecture and XML Web Services to enable data sharing between all aspects of the justice and public safety markets. For example, officers and detectives can retrieve information in real-time (such as names, arrest records, warrant details, license plate numbers, suspect descriptions, or particular words or phrases in police reports) from any county, state, federal, or international agency. This ability to access information across disparate and incompatible data sources regardless of the database type or location has been identified as a critical need by both the law enforcement community and by many of the agencies involved in Homeland Security.

It is the rights to and capabilities of Briyante's JIS technology - and its potential when combined with Imagis' face and image recognition capabilities - that makes this such an important acquisition for Imagis. Once the JIS is a part of Imagis' product line, Imagis will be able to provide existing and future customers with a Microsoft .NET-centric information sharing solution that facilitates both data and image sharing between disparate databases. This will enable informational intelligence queries based solely on a person's digitized photo, tattoo, or other distinguishing mark.

"Following the passing of the Homeland Security Information Sharing Act in June of 2002, which legislated the sharing of information between the Federal intelligence and law enforcement communities, President Bush called upon the private sector to develop solutions that help link the vast amounts of knowledge resident within each agency and at all levels of government," says Buck Revell, Chairman of Imagis Technologies Inc. and the former Associate Deputy Director of the FBI. "At Imagis we heeded that challenge. This acquisition positions Imagis as the only vendor currently capable of enabling regional information sharing for all text, imagery, and facial information between divergent justice agencies and their respective database and intelligence systems."

"Microsoft has been working closely with Briyante and Imagis to develop their information sharing systems built on Windows .NET technology. From a technology standpoint, the acquisition of Briyante by Imagis is a perfect match," says Jeff Langford, .NET Technology Specialist, Justice & Public Safety Solutions, Microsoft Corporation. "Not only does the combined offering allow a user to access textual information from any records management system database or legacy system, but now the same user can query other local, state, and national image databases using only a digital photo, composite drawing, or mug shot. The combined expertise of the two companies results in a more robust end-user application as well as incorporating Microsoft.NET technology into the Imagis product line."

Imagis has also agreed, subject to regulatory approval, that commencing February 1, 2003 it will provide Briyante with non-refundable financing to cover its monthly operating expenses until the Acquisition is completed or cancelled. Furthermore, both parties have agreed that that if either party chooses not to complete the Acquisition for any reason other than one outside their control, or as a result of material information acquired as a result of due diligence, then the party choosing not to complete the transaction will reimburse the other party for the expenses it incurred in connection with all matters relating to the Acquisition (not to exceed $100,000). The signed Letter of Agreement was the result of arms-length negotiations and has been approved by the boards of the two companies.

The Imagis Common Shares to be issued pursuant to the proposed plan of arrangement have not been and will not be registered under the United States Securities Act of 1933, as amended (the "Securities Act"), and may not be offered or sold in the United States absent registration or an applicable exemption from registration under the Securities Act.

About Briyante Software Corp.
 Briyante Software Corp. (TSX-VEN:BSC) is the developer and marketer of the Justice Integration Server (JIS). The JIS allows all agencies within the Justice and Public Safety arena to share information with one another in a safe and controlled manner. Through the JIS's patent-pending visual metaphors, agencies with disparate systems (RMS, CAD, JMS, CMS, etc) can publish or access relevant data without the need for programming. Agencies are free to share as much or as little data with their partners in a highly-secure manner and without having to give up ownership of the data. Built on Microsoft .NET, the JIS is a completely standards-based product utilizing WEB Services and UDDI to create complex Regional Information Sharing System (RISS) networks easily and quickly. The JIS client software can currently be used as both a standard desktop application and as a Web-based service. Mobile versions of the client software can be used on a number of systems, including any Microsoft Pocket PC-based computing device.

To learn more about Briyante Software Corp., please visit http://www.briyante.com.

About Imagis Technologies Inc.
 Imagis Technologies Inc. (OTCBB:IGSTF; TSX-VEN:NAB; Germany:IGY) develops and markets identification systems and database applications based on advanced biometric face and image recognition technologies. This includes identification and security solutions for use in law enforcement and public safety, airports, customs and immigration, driver's licenses and passports, and other government agency and private-sector initiatives.

The Company, whose Chairman is Oliver "Buck" Revell, the former Associate Deputy Director of the FBI, has over 140 installations of its software located across the United States, the United Kingdom, Canada, Latin America, and Asia-Pacific. This includes one of the UK's national police agencies; more than 50 RCMP detachments and police departments across Canada; over 50 police departments across the United States; New Zealand Customs; and Toronto's Pearson International Airport.

For more information about Imagis Technologies, please visit http://www.imagistechnologies.com

ON BEHALF OF THE BOARD OF DIRECTORS	ON BEHALF OF THE BOARD OF DIRECTORS
"Iain Drummond" President & CEO, Imagis Technologies Inc.	Al Kassam President & CEO, Briyante Software Corporation

IMAGIS INVESTOR CONTACT:
Michael O'Connor Director of Investor Relations Imagis Technologies Inc. Phone: +1-604-684-2449 michaelo@imagistechnologies.com	US Investment Contact Sanjay Sabnani, President Typhoon Capital Consultants Phone: +1-310-349-2245\ sanjay@typcap.com
BRIYANTE INVESTOR/MEDIA CONTACT
Sandy Buschau Director and Corporate Secretary Briyante Software Corp. Phone: +1.604.731.8584 sandy@briyante.com

Forward Looking Statements: This press release may contain statements that constitute "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements, to differ materially from the anticipated results, performance or achievements expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from anticipated results include the risks and uncertainties described in our Form 10-KSB filed with the United States Securities and Exchange Commission. We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.